Exhibit 5.1

599 LEXINGTON AVENUE  |  NEW YORK  |  NY  |  10022-6069

WWW.SHEARMAN.COM  |  T +1.212.848.4000  |  F +1.212.848.7179

March 6, 2017

The Board of Directors
American Axle & Manufacturing Holdings, Inc.
One Dauch Drive
Detroit, Michigan 48211-1198

American Axle & Manufacturing Holdings, Inc.

Ladies and Gentlemen:

We have acted as counsel to American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of up to 37,328,428 shares of common stock, par value $0.01 per share (the “Shares”), of the Company pursuant to an Agreement and Plan of Merger, dated as of November 3, 2016 (the “Merger Agreement”), by and among the Company, Alpha SPV I, Inc. and Metaldyne Performance Group Inc. (“MPG”).

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(a) The certificate of incorporation and by-laws of the Company, in each case, as amended through the date hereof.

(b) The resolutions of the Board of Directors of the Company, adopted on November 2, 2016, relating to the Merger Agreement, the filing of the Registration Statement and the issuance of the Shares.

(c) The Merger Agreement.

(d) Such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

ABU DHABI  |  BEIJING  |  BRUSSELS  |  DUBAI  |  FRANKFURT  |  HONG KONG  |  LONDON  |  MENLO PARK  |  MILAN  |  NEW YORK
PARIS  |  ROME  |  SAN FRANCISCO  |  SÃO PAULO  |  SAUDI ARABIA*  |  SHANGHAI  |  SINGAPORE  |  TOKYO  |  TORONTO  |  WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.
*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

In our review of the Documents, we have assumed:

(a)           The genuineness of all signatures.

(b)           The authenticity of the originals of the documents submitted to us.

(c)           The conformity to authentic originals of any documents submitted to us as copies.

(d)           As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company and, for purposes of our opinion below, the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that, following receipt of the approval of the Company’s stockholders of the issuance of the Shares in accordance with the rules of the New York Stock Exchange and the DGCL, the Shares will have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the prospectus included in the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Shearman & Sterling LLP

DL/CW/RM/CG
LLJ